As filed with the Securities and Exchange Commission on September 30, 1998
                                                  Registration No. 333-63759
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------


                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                              --------------------

                             PINNACLE SYSTEMS, INC.
             (Exact name of Registrant as specified in its charter)


         California                                             94-3003809
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                             280 North Bernardo Ave.
                         Mountain View, California 94043
                                  (650)526-1600


               (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                              --------------------

                               Arthur D. Chadwick
                   Vice President, Finance and Administration,
                             Pinnacle Systems, Inc.
                            280 North Bernardo Avenue
                         Mountain View, California 94043
                                  (650)526-1600
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              --------------------

                                   Copies to:

                             Chris F. Fennell, Esq.
                        Wilson Sonsini Goodrich & Rosati
                            Professional corporation
                               650 Page Mill Road
                           Palo Alto, California 94304
                                  (650)493-9300

                              --------------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                               CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                                       Proposed         Proposed
                  Title of Each Class                  Amount          Maximum           Maximum
                     of Securities                     to be        Offering Price      Aggregate            Amount of
                    to be Registered                 Registered      Per Share(1)   Offering Price(1)     Registration fee
---------------------------------------------------------------------------------------------------------------------------

Common Stock, no par value(2) .................   307,534 shares(1)    $25.625          $363,568               $107
===========================================================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration  fee. The estimate is made pursuant to Rule
457(c) of the  Securities  Act of 1933, as amended and  represents  the fee for 14,188  shares of Common  Stock.  Registrant previously paid a fee of $1,839 for 293,346 shares of Common Stock.

(2) Includes  Preferred Share Purchase Rights which,  prior to the occurrence of certain events,  will not be exercisable or evidenced separately from the Common Stock.



                              --------------------


         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.



PROSPECTUS (SUBJECT TO COMPLETION
Issued September 30, 1998

                                 307,534 Shares

                             PINNACLE SYSTEMS, INC.

                                  COMMON STOCK

                                 (no par value)

                              --------------------

         This Prospectus may be used in connection with the offer and sale, from time to time, of up to 307,534 shares (the "Shares") of Common Stock, no par value (the "Common Stock"), of Pinnacle Systems, Inc. ("Pinnacle" or the
"Company"), for the account of Miro Computer Products AG, a corporation organized under the laws of Germany (the "Selling Shareholder"). All of the Shares covered hereby are to be sold by the Selling Shareholder. The Company will not receive any of the proceeds of sales made hereunder. The expenses incurred in registering the Shares, including legal and accounting fees, will be borne by the Company. None of the shares offered pursuant to this Prospectus have been registered prior to the filing of the Registration Statement of which this Prospectus is a part.


         The Shares offered hereby were acquired by the Selling Shareholder from the Company in connection with an earnout payment relating to the acquisition by the Company of certain of the assets of the Selling Shareholder and certain subsidiaries of the Selling Shareholder in August 1997. The Shares may be offered and sold from time to time by the Selling Shareholder directly or through broker-dealers or underwriters who may act solely as agents, or who may acquire the Shares as principals. The distribution of the Shares may be effected in one or more transactions that may take place through the Nasdaq National Market, including block trades or ordinary broker's transactions, or through privately negotiated transactions, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specially negotiated brokerage fees or commissions may be paid by the Selling Shareholder in connection with such sales. See "Plan of Distribution."


         The Common Stock of Pinnacle is traded on the Nasdaq National Market under the symbol "PCLE." On September 29, 1998, the closing sale price of a share of Pinnacle's Common Stock on the Nasdaq National Market was $26.75.


         See "Risk Factors" on page 5 for a discussion of certain factors that should be considered by prospective purchasers of the Common Stock offered hereby.

         The Selling Shareholder and any broker executing selling orders on behalf of the Selling Shareholder may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). Commissions received by any such broker may be deemed to be underwriting commissions under the Securities Act.

                              --------------------

         No person is authorized to give any information or to make any representations, other than those contained in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

                              --------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              --------------------

                 The date of this Prospectus is _________, 1998

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Available Information.......................................................  3
Information Incorporated by Reference.......................................  4
Forward Looking Information.................................................  4
The Company.................................................................  5
Risk Factors................................................................  5
Use of Proceeds............................................................. 11
Selling Shareholder......................................................... 11
Plan of Distribution........................................................ 12
Experts..................................................................... 13
Legal Matters............................................................... 13


                              AVAILABLE INFORMATION

         The Company is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at its office at Room 1034, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission. The address of the site is http://www.sec.gov. The Company's Common Stock is quoted on the Nasdaq National Market. Reports, proxy statements and other information concerning the Company can also be inspected at the National Association of Securities Dealers, Inc., 1735 K Street N.W., Washington, D.C. 20002.

         The Company has filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act with respect to the Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and to the exhibits and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                      INFORMATION INCORPORATED BY REFERENCE

         There are hereby incorporated by reference in this Prospectus the following documents and information heretofore filed with the Commission:

         1. the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998;

         2. the description of the Company's Common Stock contained in its Registration Statement on Form 8-A as filed with the Commission on September 9, 1994; and

         3. the description of the Company's Preferred Share Purchase Rights contained in its Registration Statement on Form 8-A as filed with the Commission on December 19, 1996, as amended May 19, 1998.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of securities contemplated hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference or deemed to be incorporated by reference in this Prospectus shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein, therein or in any subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any and all of the documents referred to above which have been or may be incorporated in this Prospectus by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference therein). Requests for such copies should be directed to: Chief Financial Officer, Pinnacle Systems, Inc., 280 North Bernardo Avenue, Mountain View, California 94043; telephone number (650) 526-1600.


                           FORWARD LOOKING INFORMATION

         This Prospectus, including the information incorporated by reference herein, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Actual results could differ materially from those projected in the forward-looking statements as a result of the risk factors set forth below. Reference is made in particular to the discussion set forth under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Annual Report on Form 10-K for the fiscal year ended June 30, 1998, incorporated herein by reference. In connection with forward-looking statements which appear in these disclosures, prospective purchasers of the Common Stock offered hereby should carefully consider the factors set forth in this Prospectus under "Risk Factors."

                                   THE COMPANY

         Pinnacle Systems, Inc. ("Pinnacle" or the "Company") designs, manufactures, markets and supports video post-production tools for high quality real time video processing. The Company's products combine computer based and specialized video processing technologies which perform a variety of video post-production functions such as the addition of special effects, graphics and titles to multiple streams of live or previously recorded video material. The Company has sold over 10,000 post-production systems since the company's inception in 1986 to customers in more than 60 countries. In 1994 the Company introduced Alladin, its first PC-based product that connected directly to an external computer and offered real-time video manipulation and special effects capabilities with performance comparable to traditional video products but at a substantially lower price. The Company has since introduced additional video products which address needs in the broadcast, desktop and consumer video post-production markets.

         The Company was incorporated in California in 1986. The Company maintains its executive offices at 280 North Bernardo Avenue, Mountain View, California 94043, and its telephone number is (650) 526-1600.


                                  RISK FACTORS

         Significant Fluctuations in Operating Results. The Company's quarterly and annual operating results have in the past varied significantly and are expected to vary significantly in the future as a result of a number of factors, including the timing of significant orders from and shipments to major OEM customers, in particular Avid Technology, Inc. ("Avid"), the timing and market acceptance of new products or technological advances by the Company and its competitors, the Company's success in developing, introducing and shipping new products, such as AlladinPRO, ReelTime, DV300, DC50 and Studio 400, the mix of distribution channels through which the Company's products are sold, changes in pricing policies by the Company and its competitors, the accuracy of the Company's and resellers' forecasts of end user demand, the timing and amount of any inventory write downs, the ability of the Company to obtain sufficient supplies of the major subassemblies used in its products from its subcontractors, the ability of the Company and its subcontractors to obtain sufficient supplies of sole or limited source components for the Company's products, the timing and level of product returns, particularly from the consumer distribution channels, foreign currency fluctuations, costs associated with the acquisition of other companies, businesses or products, the ability of the Company to integrate acquired companies, businesses or products, such as the product lines acquired in the Company's acquisition of the Digital Video Group of Miro Computer Products AG (the "Miro Acquisition"), and general economic conditions, both domestically and internationally. The Company's operating expense levels are based, in part, on its expectations of future revenue and, as a result, net income would be disproportionately affected by a shortfall in net sales.

         The Company also experiences significant fluctuations in orders and sales due to seasonal fluctuations, the timing of major trade shows and the sale of consumer products in anticipation of the holiday season. Sales usually slow down during the summer months of July and August, especially in Europe. The Company attends a number of annual trade shows which can influence the order pattern of products, including the NAB convention held in April, the IBC convention held in September and the COMDEX exhibition held in November. Due to these factors and the potential quarterly fluctuations in operating results, the Company believes that quarter-to-quarter comparisons of its results of operations are not necessarily meaningful and should not be relied upon as indicators of future performance.

         Risks Associated with Potential Future Acquisitions. In August 1997, the Company completed the Miro Acquisition. In addition, the Company purchased the Deko product line and technology from Digital GraphiX, Inc. in April 1997 and the VideoDirector product line from Gold Disk, Inc. in June 1996. Future acquisitions by the Company may result in the diversion of management's attention from the day-to-day operations of the Company's business and may include numerous other risks, including difficulties in the integration of the operations, products and personnel of the acquired companies. Future acquisitions by the Company have the potential to result in dilutive issuances of equity securities, the incurrence of debt and amortization expenses related to goodwill and other intangible assets. The Company management frequently evaluates the strategic opportunities available to it and may in the near- or long-term pursue acquisitions of complementary businesses, products or technologies.

         Risks Associated with the Consumer Market. The Company entered the consumer market with the purchase of the VideoDirector product line in June 1996. The Company began shipping its first internally developed consumer product, the VideoDirector Studio 200, in March 1997 and began shipping a successor product, the Studio 400 in June 1998. In addition, in connection with the Miro Acquisition in August 1997, the Company acquired certain of Miro's consumer products, as well as Miro's European sales organization. The Company anticipates expending considerable resources to develop, market and sell products into the consumer market. The Company has limited experience marketing and selling products through the consumer distribution channels. To be successful in this market, the Company must establish and maintain effective consumer distribution channels including distributors, electronic retail stores and telephone and Internet orders. Because many of the Company's consumer products must be used with a personal computer, a camcorder and a VCR, none of which is supplied by the Company, consumer acceptance will be adversely affected to the extent end users experience difficulties installing the Company's products with these other electronic components. In addition, the Company faces additional or increased risks associated with inventory obsolescence and inventory returns as products sold into the consumer channel typically provide stock rotation and price protection rights to the reseller. There can be no assurance that the consumer video market will continue to develop, or that the Company can successfully compete against current and future competitors in this market. The failure of the Company to successfully develop, introduce and sell products in this market could have a material adverse effect on the Company's business, financial condition and results of operations. See "--Dependence on Resellers; Absence of Direct Sales Force; Expansion of Distribution Channels."

         Concentration of Sales to OEMs. The Company has been highly dependent on sales of its Alladin and Genie products to OEMs, in particular Avid. Sales to Avid accounted for approximately 10.7% of net sales in fiscal 1998, 26.4% of sales in fiscal 1997, and 43.3% of net sales in fiscal 1996. Though this concentration has lessened during the last two fiscal years, it still subjects the Company to a number of risks, in particular the risk that its operating results will vary on a quarter-to-quarter basis as a result of variations in the ordering patterns of OEM customers, in particular Avid. The Company's results of operations have in the past and could in the future be materially adversely affected by the failure of anticipated orders to materialize, by deferrals or cancellations of orders, or if overall OEM demand were to decline. For example, since sales to Avid began in fiscal 1996, quarterly sales to Avid have fluctuated substantially from a high of $5.6 million to a low of $1.0 million, and the Company anticipates that such fluctuations may continue. If sales to OEM customers, in particular Avid, were to decrease, the Company's business, financial condition and results of operations could be materially adversely affected.

         Technological Change and Obsolescence; Risks Associated with Development and Introduction of New Products. The video post-production equipment industry is characterized by rapidly changing technology, evolving industry standards and frequent new product introductions. The introduction of products embodying new technologies or the emergence of new industry standards can render existing products obsolete or unmarketable. The development of new, technologically advanced products incorporating proprietary hardware and software is a complex and uncertain process requiring high levels of innovation, as well as accurate anticipation of technological and market trends. The Company is critically dependent on the successful introduction, market acceptance, manufacture and sale of new products that offer its customers additional features and enhanced performance at competitive prices. These products include those that the Company has recently introduced, such as DV300 and Reeltime, which began shipping in the third fiscal quarter of 1998, as well as products that began shipping in the fourth fiscal quarter of 1998, such as AlladinPRO, Studio 400 and miroVIDEO DC50. Once a new product is developed, the Company must rapidly commence volume production, a process that requires accurate forecasting of customer requirements and the attainment of acceptable manufacturing costs. The introduction of new or enhanced products also requires the Company to manage the transition from older, displaced products in order to minimize disruption in customer ordering patterns, avoid excessive levels of older product inventories and ensure that adequate supplies of new products can be delivered to meet customer demand. For example, the introduction of DVExtreme and Lightning has resulted in a significant decline in sales of Prizm and Flashfile and a write down of inventory. The Company has experienced delays in the shipment of new products in the past, and these delays adversely affected sales of existing products and results of operations. Delays in the introduction or shipment of new or enhanced products, the inability of the Company to timely develop and introduce such new products, the failure of such products to gain significant market acceptance or problems associated with new product transitions could adversely affect the Company's business, financial condition and results of operations, particularly on a quarterly basis. In addition, as is typical with any new product introduction, quality and reliability problems may arise and any such problems could result in reduced bookings, manufacturing rework costs, delays in collecting accounts receivable, additional service warranty costs and a limitation on market acceptance of the product.

         Competition. The market for the Company's products is highly competitive. The Company anticipates increased competition in each of the broadcast, desktop and consumer video production markets, particularly since the industry is undergoing a period of consolidation. Competition for the Company's broadcast products is generally based on product performance, breadth of product line, service and support, market presence and price. The Company's competitors in the broadcast market include companies with substantially greater financial, technical, marketing, sales and customer support resources, greater name recognition and larger installed customer bases than the Company. In addition, these competitors have established relationships with current and potential customers of the Company and some offer a wide variety of video equipment which can be bundled in certain large system sales. In the desktop market, the Company faces competition from traditional video suppliers, providers of desktop editing solutions, video software applications, and others. In addition, suppliers of video manipulation software may develop products which compete directly with those of the Company. The consumer market in which VideoDirector Studio 200, Studio 400 and certain miroVideo products compete is an emerging market and the sources of competition are not yet well defined. There are several established video companies that are currently offering products or solutions that compete directly or indirectly with the Company's consumer products by providing some or all of the same features and video editing capabilities. In addition, the Company expects that existing manufacturers and new market entrants will develop new, higher performance, lower cost consumer video products that may compete directly with the Company's consumer products. The Company expects that potential competition in this market is likely to come from existing video editing companies, software application companies, or new entrants into the market, many of which have the financial resources, marketing and technical ability to develop products for the consumer video market. Increased competition in any of these markets could result in price reductions, reduced margins and loss of market share, any of which could materially and adversely affect the Company's business, financial condition and results of operations.


         Dependence on Contract Manufacturers and Single or Limited Source Suppliers. The Company relies on subcontractors to manufacture its consumer products and the major subassemblies of its broadcast and desktop products. The Company and its manufacturing subcontractors are dependent upon single or limited source suppliers for a number of components and parts used in the Company's products, including certain key integrated circuits. The Company's strategy to rely on subcontractors and single or limited source suppliers involves a number of significant risks, including the loss of control over the manufacturing process, the potential absence of adequate capacity, potential delays in lead times, the unavailability of certain process technologies and reduced control over delivery schedules, manufacturing yields, quality and costs. The Company and its subcontractors have in the past experienced delays in receiving adequate supplies of sole source components. In the event that any significant subcontractor or single or limited source suppliers were to become unable or unwilling to continue to manufacture these subassemblies or provide critical components in required volumes, the Company would have to identify and qualify acceptable replacements or redesign its products with different components. No assurance can be given that any additional sources would be available to the Company or that product redesign would be feasible on a timely basis. Also, because of the reliance on these single or limited source components, the Company may be subject to increases in component costs, which could have an adverse effect on the Company's business financial condition and results of operations. Any extended interruption in the supply of or increase in the cost of the products, subassemblies or components manufactured by third party subcontractors or suppliers could materially and adversely affect the Company's business, financial condition and results of operations.

         Dependence on Resellers; Absence of Direct Sales Force; Expansion of Distribution Channels. The Company distributes its products primarily through a network of dealers, OEMs, retailers and other resellers. Accordingly, the Company is dependent upon these resellers to assist in promoting market acceptance of its products. There can be no assurance that these dealers, OEMs and retailers will devote the resources necessary to provide effective sales and marketing support to the Company. The Company's dealers and retailers are generally not contractually committed to make future purchases of the Company's products and therefore could discontinue carrying the Company's products in favor of a competitor's product or for any other reason. Because the Company sells a significant portion of its products through dealers and retailers, it is difficult to ascertain current demand for existing products and anticipated demand for newly introduced products such as DV300, ReelTime, AlladinPro, DC50 and Studio 400, regardless of the level of dealer inventory for the Company's products. Moreover, initial orders for a new product may be caused by the interest of dealers in having the latest product on hand for potential future sale to end users. As a result, initial stocking orders for a new product, such as DV300, ReelTime, AlladinPro, DC50 and Studio 400 may not be indicative of long-term end user demand. In addition, the Company is dependent upon the continued viability and financial stability of these dealers and retailers, some of which are small organizations with limited capital. The Company believes that its future growth and success will continue to depend in large part upon its dealer and retail channels. Accordingly, if a significant number of its dealers and/or retailers were to experience financial difficulties, or otherwise become unable or unwilling to promote, sell or pay for the Company's products, the Company's results of operations could be adversely affected.

         Recently, as the Company has increased its consumer products offerings, the Company has expanded its distribution network to include several consumer channels, including large distributors of products to computer software and hardware retailers, which in turn sell products to end users. The Company also sells its consumer products directly to some retailers. The Company's agreements with retailers and distributors generally obligate the Company to provide price protection to such retailers and distributors and, while the agreements limit the conditions under which product can be returned to the Company, there can be no assurance that the Company will not be faced with significant product returns or price protection obligations. In the event the Company experiences significant product returns or price protection obligations, the Company's business, financial condition and results of operations could be materially adversely affected. There can be no assurance that the distributors or retailers will continue to stock and sell the Company's consumer products. Moreover, distribution channels for consumer retail products have been characterized by rapid change and financial difficulties of distributors. The termination of one or more of the Company's relationships with retailers or retail distributors could have a material adverse effect on the Company's business, financial condition and results of operations. To the extent that the Company successfully establishes and expands its retail distribution channels, its agreements or arrangements are unlikely to be exclusive and retailers and retail distributors are likely to carry competing products. Any of the foregoing events could have a material adverse effect on the Company's business, financial condition and results of operations.

         Dependence on Key Personnel. The Company's success depends in part upon the continued service of its senior management and key technical personnel. Only one of the Company's senior management or key technical personnel is bound by an employment agreement and none are the subject of key man life insurance. The Company's success is also dependent upon its ability to attract and retain qualified technical and managerial personnel. Significant competition exists for such personnel and there can be no assurance that the Company can retain its key technical and managerial employees or that it will be able to attract, assimilate and retain such other highly-qualified technical and managerial personnel as may be required in the future. There can be no assurance that employees will not leave the Company and subsequently compete against the Company, or that contractors will not perform services for competitors of the Company. If the Company is unable to retain key personnel, its business, financial condition and results of operations could be adversely affected.

         Dependence on Proprietary Technology. The Company's ability to compete successfully and achieve future revenue growth will depend, in part, on its ability to protect its proprietary technology and operate without infringing the intellectual property rights of others. The Company relies on a combination of patent, copyright, trademark and trade secret laws and other intellectual property protection methods to protect its proprietary technology. In addition, the Company generally enters into confidentiality and nondisclosure agreements with its employees and OEM customers and limits access to and distribution of its proprietary technology. The Company currently holds two United States patents covering certain aspects of its technologies for digital video effects and has an application pending for a third patent. There can be no assurance that the Company's pending patent application or any future patent applications will be allowed or that issued patents will provide the Company with a competitive advantage. In addition, there can be no assurance that others will not independently develop substantially equivalent intellectual property or otherwise gain access to the Company's trade secrets or intellectual property, or disclose such intellectual property or trade secrets, or that the Company can meaningfully protect its intellectual property. A failure by the Company to meaningfully protect its intellectual property could have a material adverse effect on the Company's business, financial condition and results of operations.

         Risks of Third-Party Claims of Infringement. There has been substantial litigation regarding patent, trademark and other intellectual property rights involving technology companies. In the future, litigation may be necessary to enforce any patents issued to the Company, to protect its trade secrets, trademarks and other intellectual property rights owned by the Company, or to defend the Company against claimed infringement. Any such litigation could be costly and may result in a diversion of management's attention, either of which could have a material adverse effect on the Company's business, financial condition and results of operations. Adverse determination in such litigation could result in the loss of the Company's proprietary rights, subject the Company to significant liabilities, require the Company to seek licenses from third parties or prevent the Company from manufacturing or selling its products, any of which could have a material adverse effect on the Company's business, financial condition and results of operations. In the course of its business, the Company has in the past and may in the future receive communications asserting that the Company's products infringe patents or other intellectual property rights of third parties. The Company's policy is to investigate the factual basis of such communications and to negotiate licenses where appropriate. While it may be necessary or desirable in the future to obtain licenses relating to one or more of its products, or relating to current or future technologies, there can be no assurance that the Company will be able to do so on commercially reasonable terms or at all. There can be no assurance that such communications can be settled on commercially reasonable terms or that they will not result in protracted and costly litigation.

         International Sales Risks. Sales of the Company's products outside of North America represented approximately 57.6%, 39.7% and 38.7% of the Company's net sales in fiscal 1998, 1997 and 1996, respectively. The Company expects that international sales will continue to represent a significant portion of its net sales, particularly in light of it's increased European sales as a result of the Miro Acquisition and the addition of the Miro European sales channel. The Company makes foreign currency denominated sales in many, primarily European, countries, exposing itself to risks associated with currency exchange fluctuations. Although the dollar amount of such foreign currency denominated sales was nominal during fiscal 1997, it increased substantially during fiscal 1998, especially for sales of consumer and desktop products into Europe. In fiscal 1999 any beyond, the Company expects that a majority of its European sales will be denominated in local foreign currency. International sales and operations may also be subject to risks such as the imposition of governmental controls, export license requirements, restrictions on the export of critical technology, generally longer receivable collection periods, political instability, trade restrictions, changes in tariffs, difficulties in staffing and managing international operations, potential insolvency of international dealers and difficulty in collecting accounts receivable. There can be no assurance that these factors will not have an adverse effect on the Company's future international sales and, consequently, on the Company's business, financial condition and results of operations.

         Year 2000 Compliance. Like many other companies, the Year 2000 computer issue creates risks for Pinnacle Systems. If internal systems do not correctly recognize and process date information beyond the Year 1999, there could be an adverse impact on the Company's operations. There are two other related issues which could also lead to incorrect calculations or failures, i) some systems' programming assigns special meaning to certain dates, such as 9/9/99, and ii) the Year 2000 is a leap year. To address these Year 2000 issues with its internal systems, the Company has initiated a program designed to deal with the Company's internal management information systems. Assessment and remediation are proceeding in parallel and the Company currently plans to have changes to those management and critical systems completed and tested by mid-1999. These activities are intended to encompass all major categories of systems used by the Company, including manufacturing, sales and financial systems. The Company is also working with key suppliers of products and services to determine that their operations and products are Year 2000 capable, or to monitor their progress toward Year 2000 capability. In addition, the Company has begun internal discussions concerning contingency planning to address potential problem areas with internal systems and with suppliers and other third parties. It is expected that assessment, remediation and contingency planning activities will be on-going throughout 1998 and 1999 with the goal of appropriately resolving all material internal systems and third party issues. The Company also has begun a program to assess the capability of its products to handle the Year 2000. To assist customers in evaluating their Year 2000 issues, the Company is currently assessing the capability of its current products and products no longer being produced, to handle the Year 2000, and expects to complete that assessment by early 1999. Products will be assigned to one of the four following categories:
"Year 2000 Compliant", "Year 2000 Compliant with minor issues" "Year 2000 non-compliant", "No evaluation done - will not test". Testing has not yet been completed, but based on preliminary tests, the Company believes that all current products shipping, which run under Microsoft Windows NT or Windows 95, will be "Year 2000 compliant". Testing of older products which are no longer shipping has only recently been initiated and the Company considers it likely that some older products may not be Year 2000 Compliant.

         Except as implied in any Limited Product Warranty, the Company does not believe it is legally responsible for costs incurred by customers related to ensuring their Year 2000 capability. Nevertheless, the Company is incurring various costs to provide customer support and customer satisfaction services regarding Year 2000 issues and it is anticipated that these expenditures will continue through 1999 and thereafter. As used by Pinnacle Systems, "Year 2000 Compliant" means that when used properly and in conformity with the product information provided by the Company, and when used with "Year 2000 Compliant" computer systems, the product will accurately store, display, process, provide, and/or receive data from, into, and between the twentieth and twenty-first centuries, including leap year calculations, provided that all other technology used in combination with the Pinnacle Systems product properly exchanges date data with the Pinnacle Systems product. The costs incurred to date related to these programs have not been material. The cost which will be incurred by the Company regarding the implementation of Year 2000 compliant internal information systems, testing of current or older products for Year 2000 compliance, and answering and responding to customer requests related to Year 2000 issues, including both incremental spending and redeployed resources, is currently not expected to exceed $500,000. The total cost estimate does not include potential costs related to any customer or other claims or the cost of internal software and hardware replaced in the normal course of business. In some instances, the installation schedule of new software and hardware in the normal course of business is being accelerated to also afford a solution to Year 2000 capability issues. The total cost estimate is based on the current assessment of the projects and is subject to change as the project progress. Based on currently available information, management does not believe that the Year 2000 matters discussed above related to internal systems or products sold to customers will have a material adverse impact on the Company's financial condition or overall trends in results of operations; however, it is uncertain to what extent the Company may be affected by such matters. In addition, there can be no assurance that the failure to ensure Year 2000 capability by a supplier or another third party would not have a material adverse effect on the Company.

         No Assurance that Company Can Manage Growth. The Company has in the past experienced rapid growth. For example, net sales in fiscal 1998 were $105.3 million compared to $37.5 million and fiscal 1997. The Company anticipates that it may grow at a rapid pace in the future. Such growth could cause significant strain on management and other resources. The Company's ability to manage its growth effectively will require it to continue to improve and expand its management, operational and financial systems and controls. As a result of recent acquisitions, the Company has increased the number of its employees substantially, which increases the difficulty in managing the Company, particularly as employees are now geographically dispersed in North America and Europe. If the Company's management is unable to manage growth effectively, the Company's ability to retain key personnel and its business, financial condition and results of operations could be adversely affected.


                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the Shares by the Selling Shareholder.


                               SELLING SHAREHOLDER

         Miro Computer Products AG (the "Selling Shareholder") acquired the Shares in connection with an earnout payment relating to the acquisition (the "Acquisition") by the Company of certain of the assets of the Selling Shareholder and certain of its subsidiaries effective August 31, 1997. All of the Shares offered hereby are being sold by the Selling Shareholder. The Shares held by the Selling Shareholder represent approximately 3% of the outstanding shares of the Company's Common Stock as of September 30, 1998 and upon completion of this offering, the Selling Shareholder will own none of the outstanding shares of Common Stock of Pinnacle.

         Pursuant to the terms of the Registration Rights Agreement dated as of August 29, 1997 (the "Registration Rights Agreement"), between the Company and the Selling Shareholder, the Company undertook to use commercially reasonable efforts to register the Shares held by the Selling Shareholder within fourteen days of the date of issuance of shares in connection with the closing of the
Acquisition. The Registration Rights Agreement also includes certain indemnification arrangements with the Selling Shareholder. Pursuant to the terms of the Registration Rights Agreement, the Selling Shareholder has agreed to effect any sale of shares covered by the Registration Rights Agreement through the offices of Hambrecht & Quist.


                              PLAN OF DISTRIBUTION

         The Shares may be sold from time to time by the Selling Shareholder or by pledgees, donees, transferees or other successors in interest. Such sales may be made in any one or more transactions (which may involve block transactions) on the Nasdaq National Market, or any exchange on which the Common Stock may then be listed, in the over-the-counter market or otherwise in negotiated transactions  or a  combination  of such  methods  of  sale,  at  market  prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Shareholder may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may sell the Shares as agent or may purchase such Shares as principal and resell them for their own account pursuant to this Prospectus. Such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholder and/or purchasers the Shares, for whom they may act as agent (which compensation may be in excess of customary commissions). In connection with such sales, the Selling Shareholder and any participating brokers or dealers may be deemed to be "underwriters" as defined in the Securities Act.

         The  Registration  Rights  Agreement  provides  that the  Company  will
indemnify  the  Selling  Shareholder  against  certain  liabilities,   including
liabilities under the Securities Act.

         The Company may suspend the use of this Prospectus for a discrete period of time, not exceeding 30 days, if, in the good faith determination of its Board of Directors, a development has occurred or condition exists as a result of which the Registration Statement or the Prospectus contains or incorporates by reference a material misstatement or omission, the correction of which would require the premature disclosure of confidential information that would, in the good faith determination of the Board of Directors, materially and adversely affect the Company. The Company may not exercise this delay right more than once in any twelve-month period. The Company is obligated in the event of such suspension to use its reasonable efforts to ensure that the use of the Prospectus may be resumed as soon as practicable. This offering will terminate on the earliest of (a) two years from the date of issuance of the Shares or (b) the date on which all Shares offered hereby have been sold by the Selling Shareholder or (c) such time as all of the shares can be sold by the Selling Shareholder within a three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 thereunder.

         Any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this Prospectus.

         There can be no assurance that the Selling Shareholder will sell any or all of the shares of Common Stock offered by it hereunder.

                                     EXPERTS

         The consolidated financial statements and schedule of the Company as of June 30, 1998 and 1997 and for each of the years in the three-year period ended June 30, 1998 have been incorporated by reference herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent auditors, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing.


                                  LEGAL MATTERS

         The validity of the shares of Common Stock offered hereby has been passed upon for the Company by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         The following table sets forth the costs and expenses, payable by the Company in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee and Nasdaq National Market listing fee.


                                                          Amount to be
                                                              Paid
                                                          -----------


SEC registration fee....................................  $     1,946
Nasdaq National market listing fee......................        5,867
Printing expenses.......................................       10,000
Legal fees and expenses.................................       10,000
Accounting fees and expenses............................        7,500
Miscellaneous expenses..................................        4,687
                                                          -----------
     Total..............................................  $    40,000
                                                          ===========



Item 15. Indemnification of Directors and Officers

         As permitted by Section 204(a) of the California General Corporation Law, the Registrant's Articles of Incorporation eliminate a director's personal liability for monetary damages to the Registrant and its shareholders arising from a breach or alleged breach of the director's fiduciary duty, except for liability arising under Sections 310 and 316 of the California General Corporation Law or liability for (i) acts or omissions that involve intentional misconduct or knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders, (vi) interested transactions between the corporation and a director in which a director has a material financial interest, and (vii) liability for improper distributions, loans or guarantees. This provision does not eliminate the directors' duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under California law.

         Sections 204(a) and 317 of the California General Corporation Law authorize a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act. The Registrant's Articles of Incorporation and Bylaws contain provisions covering indemnification to the maximum extent permitted by the California General Corporation Law of corporate directors, officers and other agents against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors, officers employees or agents, including proceedings under the Securities Act or the Exchange Act. The Company has entered into Indemnification Agreements with its directors and executive officers.

         The Registration Rights Agreement dated as of August 29, 1997, by and between the Registrant and Miro Computer Products AG provides that the Company will indemnify the Selling Shareholder identified therein against certain liabilities, including liabilities under the Securities Act.

         At present,  there is no pending  litigation or proceeding  involving a director, officer, employee or other agent of the Registrant in which indemnification is being sought, nor is the Registrant aware of any threatened litigation that may result in a claim for indemnification by any director, officer, employee or other agent of the Registrant.

Item 16. Exhibits

Exhibit No.    Description
-----------    -----------
   4.2*        Registration  Rights  Agreement  dated  August  29,  1997  by and between the Registrant and Miro Computer Products AG.
   5.1         Opinion  of  Wilson  Sonsini  Goodrich  &  Rosati,   Professional
               Corporation.
   23.1        Consent of KPMG Peat Marwick LLP,  independent  certified  public accountants.
   23.2        Consent of Counsel (included in Exhibit 5.1).
   24.1        Power of Attorney (See II-5).
----------------
*Incorporated by reference to the exhibits to the Registration Statement on Form S-3 (File No. 333-35601) filed by the Registrant on September 15, 1997.

Item 17. Undertakings

         The Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

            (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a) and (b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in the Registration Statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on the 30th day of September, 1998.



                                             PINNACLE SYSTEMS, INC.


                                             By: /s/ Arthur D. Chadwick
                                                 -------------------------------
                                                 Arthur D. Chadwick
                                                 Vice President, Finance and
                                                 Administration, Chief Financial
                                                 Officer

                                POWER OF ATTORNEY



         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                                Title                                                Date
---------                                -----                                                ----

  /s/ MARK L. SANDERS                    President, Chief Executive Officer and Director      September 30, 1998
---------------------------              (Principal Executive Officer)
Mark L. Sanders


  /s/ ARTHUR D. CHADWICK                 Vice President, Finance and Administration and       September 30, 1998
---------------------------              Chief Financial Officer (Principal  Financial
Arthur D. Chadwick                       and Accounting Officer)


    /s/ AJAY CHOPRA*                     Chairman of the Board, Vice President, Desktop       September 30, 1998
---------------------------              Products
Ajay Chopra


  /s/ JOHN LEWIS*                        Director                                             September 30, 1998
---------------------------
John Lewis


  /s/ CHARLES J. VAUGHAN*                Director                                             September 30, 1998
---------------------------
Charles J. Vaughan


                                         Director
---------------------------
Nyal D. McMullin


  /s/ GLENN E. PENISTEN*                 Director                                             September 30, 1998
---------------------------
Glenn E. Penisten


  /s/ L. GREGORY BALLARD*                Director                                             September 30, 1998
---------------------------
L. Gregory Ballard


* By: /s/ ARTHUR D. CHADWICK
      ----------------------
      Arthur D. Chadwick,
      Attorney-in-fact

                                                       II-5

                                  EXHIBIT INDEX

Exhibit No.    Description
-----------    -----------
    4.2*       Registration  Rights  Agreement  dated  August  29,  1997  by and between the Registrant and Miro Computer Products AG.
    5.1        Opinion  of  Wilson  Sonsini  Goodrich  &  Rosati,   Professional
               Corporation.
   23.1        Consent of KPMG Peat Marwick LLP,  independent  certified  public accountants.
   23.2        Consent of Counsel (included in Exhibit 5.1).
   24.1        Power of Attorney (See II-5).

-----------------
*Incorporated by reference to the exhibits to the Registration Statement on Form S-3 (File No. 333-35601) filed by the Registrant on September 15, 1997.

                                      II-6